Exhibit 3.1(iv)

DEAN HELLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4299

(775) 684-5708

                                        Entity #

                                        E0270622006-0

                                        Document Number

                                        20060353248-93

                                        Date Filed:

                                        6/2/2006 2:32:52 PM

                                        In the office of

                                        Dean Heller

                                        Secretary of State

Articles of Merger

(Pursuant to NRS 92A.200)

1. Name of merging entity          COMANCHE OIL AND GAS CORPORATION

                                                    UTAH, CORPORATION

                              and,

   Name of surviving entity        UPLIFT NUTRITION, INC.

                                                   NEVADA, CORPORATION

2.  Attn    Gary Lewis

                c/o PO Box 474

                      Roy, Utah 84067

3.  The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200)

4.  Owners approval

     The plan was approved by the required consent of the owners of:

and

UPLIFT NUTRITION, name of surviving entity

5.  NONE

6.  Location of Plan of Merger:

    The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7.  Effective date:

8.  Signatures.

COMANCHE OIL AND GAS CORPORATION, name of merging entity

/s/Gary C Lewis, President 5/30/2006

UPLIFT NUTRITION, INC., name of surviving entity

/s/Gary C. Lewis, President 5/30/2006

Received June 2, 2006

Utah Division of Corporations

And Commercial Code

Articles of Merger

COMANCHE OIL AND GAS CORPORATION (UT) the non-surviving corporation into

UPLIFT NUTRITION, INC. (NV) the surviving corporation

ARTICLE I- Surviving Corporation

Section 1

The name of the corporation surviving the merger is Uplift Nutrition, Inc. and such name has not been changed as a result of the merger.

Section 2

A, The surviving corporation is a foreign corporation incorporated under the laws of the State of Nevada on April 4,2006 and not qualified to do business in Utah,

B, The effective date of the merger described herein shall be the latter of the date upon which these Articles are filed with the Utah Division of Corporations and Commercial Code, or the Secretary of State, State of Nevada.

ARTICLE II - Non-surviving Corporation

Section 1

The name of the non-surviving corporation is Comanche Oil and Gas Corporation

Section 2

The non-surviving corporation is a Utah domestic corporation incorporated May 15,1954.

ARTICLE III- Plan of Merger or share exchange

The plan of Merger or Share Exchange, containing such information as required by Utah Code 16-10a-l 101, is set forth in Exhibit "A", attached hereto and made a part hereof.

ARTICLE IV-Manner of Adoption & Vote of surviving Corporation

Shareholder vote not required.

The Merger agreement was adopted by the incorporators without shareholder action and shareholder action was not required.

ARTICLE V-Manner of Adoption & Vote of Non-surviving Corporation

Vote of Shareholders

All authorized shares of are common. Number of outstanding shares, number of votes entitled to be cast and the number of votes represented at the meeting is set forth below:

Number of outstanding shares 5,683,220

Number of votes entitled to be cast 5,683,220

"N umber of votes represented at the meeting 3,418.381

Shares voted in favor 3,418,3 81

Shares voted against 0

In Witness Whereof, the undersigned being the Incorporator of the surviving corporation executes these Articles of Merger and verifies, subject to penalties of perjury that the statements contained herein are true, this 24th day of May, 2006.

/s/Gary Lewis

Gary Lewis, incorporator

Plan of Merger

This Plan of Merger is entered into May 24, 2006, 2006 between Comanche Oil & Gas Corporation, Inc., a Utah Corporation, hereinafter referred to as "Comanche" and Uplift Nutrition, Inc., a Nevada Corporation, hereinafter referred to as "Uplift".

General Statements

Comanche address: 1111 Brickyard Rd., Suite 206 Salt Lake City, Utah, 84106. Place of organization: Utah. Governing law: Utah.

Uplift address: PO Box 474, Roy, UT 84067-0474. Place of organization: Nevada. Governing law: Nevada,

Terms and Conditions

o This merger shall be effected for the purpose of changing the domicile of Comanche to the State of Nevada and changing its name to Uplift by exchanging the stock of Comanche for

Uplift. Uplift at a ratio of one share for two shares (1:2) shall be the surviving corporation.

Conversion of Shares

Each share of Comanche shall be exchanged for a share of Uplift.

Registered Agent

The registered agent for Comanche shall be:

O. Robert Meredith

1111 Brickyard Rd., Suite 206

Salt Lake City, UT 84106

The registered agent for Uplift shall be:

Budget Corp. 2050 Russett Way Carson City, NV 89703

Effective Date

The effective date of this Plan of Merger shall be the latter of the dates of filing the

Articles of Merger with the State of Nevada or Utah,

Comanche Oil & Gas Corporation

/s/Gary C. Lewis

Gary C. Lewis

Uplift Nutrition, Inc

/s/Gary C. Lewis

Gary C. Lewis